Exhibit 5.2

TuanChe Ltd

9F, Ruihai Building, No. 21 Yangfangdian Road

Haidian District Beijing 100038

The People’s Republic of China

Re:	Registration Statement on Form F-3 (File No. 333-264942)

Ladies and Gentlemen:

We have acted as special United States counsel to TuanChe Ltd, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), in connection with the filing of a registration statement on Form F-3 (Reg. No. 333-264942) (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement, together with the prospectus supplement dated               , which forms a part of the Registration Statement, relates to the following securities of the Company: (1) certain American Depositary Shares (the “Share ADSs”), each representing 16 Class A ordinary shares of the Company, par value US$0.0001 per share (the “ADSs”), (2) certain warrants (the “Warrants”) to purchase               ADSs, and (3) certain units (the “Units”) with each Unit consisting of               ADSs (the “Unit ADSs”) and               warrant to purchase               ADSs (the “Unit Warrants”). The Share ADSs, the Warrants and the Units (including the ADSs issuable upon the exercise of the Warrants and the Unit Warrants (collectively, the “Warrant ADSs”)) are collectively referred to herein as the “Securities.”

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the authentic originals of such documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; and (v) the certificates representing the Securities will be duly executed and delivered.

We have also assumed that (i) the Company has been duly incorporated, and is validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) the Company has requisite legal status and legal capacity under the laws of the jurisdiction of its incorporation, (iii) the Company has complied and will comply with all aspects of the laws of the jurisdiction of its incorporation, in connection with the transactions contemplated by, and the performance of its obligations under the Warrants and the Unit Warrants; (iv) the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Warrants and the Unit Warrants; (v) the Warrants and the Unit Warrants have been duly authorized by all requisite corporate action on the part of the Company; (vi) service of process will be effected in the manner and pursuant to the methods of the State of New York at the time such service is effected; and (vii) at the time of exercise of the Warrants and the Unit Warrants, a sufficient number of Class A ordinary shares that have been reserved for issuance by the Company’s board of directors or a duly authorized committee thereof will be authorized and available for issuance, and that the consideration for the issuance and sale of the Warrant ADSs representing the Company’s Class A ordinary shares in connection with such exercise is in an amount that is not less than the par value of such Class A ordinary shares.

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

Except to the extent expressly stated in the opinions contained herein, the opinions stated herein are limited to the agreements specifically identified in [exhibit 4.7 (Form of Warrant), exhibit 1.1 (Form of Underwriting Agreement) (the “Underwriting Agreement”) to the Registration Statement], without regard to any agreement or other document referenced in such agreement (including agreements or other documents incorporated by reference or attached or annexed thereto).

We express no opinion as to any matter relating to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the federal securities laws of the United States of America.

Our opinion below is qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion as to the enforceability of any indemnification provision, or as to the enforceability of any provision that may be deemed to constitute liquidated damages.

Based upon and subject to the foregoing, we are of the opinion that [when the Warrants and the Units have been duly executed and delivered by the Company against payment of the consideration therefor pursuant to the Underwriting Agreement], such Warrants and Units will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Sections 7 and 11 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

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This opinion letter is given to you solely for use in connection with the offer and sale of the Securities while the Registration Statement is in effect and may not be relied upon for any other purpose. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may arise or be brought to our attention after the date of this opinion letter that may alter, affect or modify the opinions or statements expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

Wilson Sonsini Goodrich & Rosati,
Professional Corporation